SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                  July 10, 2001


                           ONE WORLD ONLINE.COM, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                     ------
                 (State or other jurisdiction of incorporation)

               0-31771                                      87-0411771
               -------                                      ----------
      (Commission file number)                (IRS employer identification no.)

  4778 North 300 West, Suite 200, Provo, Utah                    84604
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  (Address of principal executive offices)                     (Zip code)


                                 (801) 852-3540
                                 --------------
              (Registrant's telephone number, including area code)



                   This document contains a total of 2 pages.

Item 9. Regulation FD Disclosure.

         One World Online.com, Inc. (the "Company") has stated that it is in need of immediate funds to continue operations. Because revenues have been less than anticipated and the Company has been unsuccessful in raising funds to continue operations at the current level, the Company's subsidiaries are today discontinuing the Company's multi-level marketing (MLM) distribution channel. Substantially all of the Company's revenues to date are derived from this channel.

         The Company is still assessing the impact of the discontinuance of its MLM distribution channel on its ongoing operations and the Company's ability to continue as a going concern. The Company currently has a significant working capital deficit and stockholders' deficit. The Company is assessing all of its strategic alternatives, including a probable termination of all operations and liquidation of assets.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONE WORLD ONLINE.COM, INC.




Date: July 10, 2001                         By    /s/ David N. Nemelka
                                                ------------------------------
                                                David N. Nemelka
                                                President, Chief Executive
                                                Officer and Director

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